                                                                    EXHIBIT 10.6

                                LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease") is dated as of the first day of April 1999 ("Commencement Date") by and between Syntex (U.S.A.) Inc., a Delaware corporation ("Landlord") and Noosh, Inc., a California corporation ("Tenant").

     IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.   Premises

     1.1. Description. Landlord leases to Tenant and Tenant leases from Landlord, upon the terms and conditions herein set forth, those certain premises ("Premises") located at 3401 Hillview Avenue, Building B, Suite 100 & 101, Palo Alto, County of Santa Clara, California, as illustrated in Exhibit A, attached hereto, and approximately twenty three thousand and thirty (23,030) rentable square feet comprising approximately 16.78% of a two story multi-tenant building ("Building"), as illustrated in Exhibit B, and subject to the terms and conditions of the Ground Lease ("Master Lease"), Exhibit C, for the Site ("Site"), comprising approximately 105.513 acres, by and between the Board of Trustees of the Leland Stanford Junior University ("Lessor") and Syntex (U.S.A.) Inc. ("Lessee"), and comprised of two (2) lease agreements for parceled properties illustrated in Exhibit D, and described as lease No. 1 and lease No. 2 as follows: Lease No. 1, dated January 1, 1963 for a 24.84 acre land parcel for a fifty one (51) year term, and amended June 1, 1964, to add two (2) more land parcels of 5.123 acres and 2.090 acres for the same term, and further amended on April 1, 1965 to add an additional 5.433 acre parcel, and amended on July 1, 1968 to provide a five and one half (5.5) year option for Lessee to extend the term until June 30, 2019; and Lease No. 2, dated July 1, 1968, for two (2) land parcels comprising 22.595 acres and 9.535 acres each, for an initial term of fifty one (51) years and to expire June 30, 2019, and a third land parcel of 35.909 acres, for a term of six (6) years and extended by exercise of option for an additional period coterminous with the first two (2) parcels.

     1.2. Common Areas. During the Term hereof (which term is defined in Section 2.1) Tenant shall have non-exclusive use of shared parking as shown on the attached site-plan (Exhibit E) at a ratio of approximately three and three tenths (3.3) spaces per one thousand (1,000) rentable square feet of space leased at no additional cost or expense to Tenant. Designated outdoor areas immediately south of the building may be used for recreational purposes in common with Landlord and/or Landlord's Affiliates or tenants, or, if scheduled in advance and under reasonable limitations as may be set forth by Landlord, to support outdoor organized assembly events. No other external site common building areas are included in the rentable square footage. An "Affiliate" means any business entity that is controlled by, controlling, or under common control with the relevant party (control shall mean the direct or indirect beneficial ownership of more than fifty percent (50%) of the voting or income interest in such business entity, or such other relationship that in fact constitutes such actual control).

                                       1.

     1.3. Telecommunications Room. Tenant reserves the right to have controlled access to the central telecommunications room of the building located within the adjoining suite on the ground level, for purposes of routing Tenant devices and cable necessary as may be required to serve the Premises.

     1.4. Common Lobby. Tenant shall share a designated common stair lobby at the extreme north end of the Building and a rear exit stair vestibule, as illustrated in Exhibit B with a second floor suite of the north wing. Tenant shall have the right to, at Tenant's sole expense, install a reception desk and counter in the designated common stair lobby. Tenant shall be required to remove the reception desk at the termination of this Lease.

     1.5. Measurement. The Premises are measured by Landlord's CADD file.

2.   Term

     2.1. Term. The term of this Lease ("Term") shall commence on the Commencement Date, so long as the Lease is fully executed and delivered to the Parties and shall end at the close of business on December 31, 2000, unless sooner terminated pursuant to any provision hereof. The Commencement Date shall be the later to occur of (I) April 1, 1999 or (ii) Landlord's delivery of possession of the Premises. If Landlord has not delivered the Premises to Tenant on or before May 1, 1999, Tenant shall have the right thereafter to cancel this Lease, and upon such cancellation, Landlord shall return all sums theretofore deposited by Tenant with landlord, and neither party shall have any further liability to the other.

     2.2. Prior Access. If this Lease has been duly executed by Tenant and Landlord, Tenant shall have access during the month preceding the Commencement Date to the Premises, for purposes of data and equipment installation. Tenant shall be liable for any damage to the Premises caused by Tenant, its agents, contractors and/or employees during these periods of construction and installation of data and equipment.

3.   Rent

     3.1. Basic Rent. Tenant shall pay to Landlord Basic Rent for the Premises on a full service basis at the following rates:

Months         Basic Rent /Month
------         -----------------
1-3            $45,000
4-21           $69,090

The first month's rent shall be due upon execution of this lease.

     3.2. Tenant Operating Expense. Tenant shall manage and pay directly for all third party services as Tenant Operating Expense with respect to service, repair, or building system replacement as set forth in Paragraph 7.1.3. Tenant shall immediately pay to Landlord all Landlord repairs of Tenant damage, excepting normal wear and tear, casualty, and condemnation to building and utility systems.

                                       2.

          3.2.1 Payment of Utility Rate Increase and Tenant Excess Utility Usage. Tenant shall pay to Landlord all Tenant charges for utility rate increases as set forth in Paragraph 7.2.1, and Tenant's excess utility consumption as set forth in Paragraph 7.2.2. Tenant shall pay such charges as additional rent ("Additional Rent"), on the same terms and conditions as set forth in Paragraph 3.3. Landlord shall assess to Tenant any such excess utility
                                                        ---
charges at least twice during the Term, a) within one month following the end of the first calendar year, and b) upon final Lease Expiration, unless the Tenant's cumulative utility usage exceeds the Average Building Energy Allowance as set forth in Paragraph 7.2.1, in which case, Landlord may assess to Tenant those charges during the interim period, which will become due and payable by Tenant at that time.

     3.3. Payment of Rent. Rent shall be paid in lawful money of the United States of America without deduction or offset, prior notice, abatement, or demand, as set forth in Section 12.1, except as otherwise provided herein. Tenant's obligation to pay Basic Rent shall commence on the Commencement Date and Basic Rent shall be paid in advance of the Commencement Date and on the first (1st) day of each succeeding calendar month until the end of the Term. Basic Rent for any period during the Term which is for less than one (1) full month shall be a pro-rata portion of the monthly Basic Rent payment. Tenant acknowledges that late payment by Tenant to Landlord of Basic Rent or any other payment due Landlord will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include without limitation processing and accounting charges and late charges (if any) that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of Basic Rent or other payment due from Tenant is not received by Landlord within six (6) business days following the due date, Tenant shall pay to Landlord, in addition to the Rent due and in addition to interest thereon as provided in Section 12.1, an additional sum of five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge and interest represent a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

     3.4. Security Deposit. Tenant shall pay at signing of Lease a refundable security deposit of one month's Basic Rent ($69,090) in the form of cash. No interest shall accrue on the Deposit. Should Tenant comply with all the terms, covenants and conditions of this Lease and at the end of the Term leave the Premises in the condition required by this Lease, then the Deposit or any balance thereof, less the sums owing to Landlord, shall be returned to Tenant within thirty (30) days after the termination of this Lease and vacancy of the Premises by Tenant. Tenant shall not have the right to apply this Deposit or any part thereof toward the payment of any Rent due hereunder. Landlord may at its option maintain the Deposit separate and apart from, or commingle with, Landlord's general funds.

                                       3.

     3.5. Monetary Obligations as Rent. All monetary amounts payable by Tenant to Landlord under this Lease including but not limited to Basic Rent, Security Deposit and amounts paid by Landlord to cure Tenant's default(s), shall be deemed "Rent" hereunder.

     3.6. Guarantee. Mr. Ofer Ben-Shachar hereby personally guarantees Tenant's rent obligations under the Lease for up to six-hundred ninety thousand and nine hundred dollars ($690,900). Such guaranty shall be released upon acceptable proof to Landlord that Tenant has successfully completed a third round of financing not less than ten times such previous personal guarantee.

4.   Use Of The Premises

     4.1. Use Restrictions. The Premises shall be used exclusively for the purpose of R&D software development, sales, computer labs, storage and distribution, offices, marketing and other related legal uses in conformance with allowable uses set forth in the Master Lease and zoning regulations and ancillary uses including office space and supporting amenities. No manufacturing or commercial assembly shall be performed on the Premises. Tenant shall not use, or permit the Premises, or any part thereof, to be used, for any purpose other than the purpose for which the Premises are hereby leased, and no use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance on the Premises or cause a cancellation of any insurance policy covering the Premises, nor shall Tenant sell or permit to be kept, used or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall be liable to Landlord for any increases in the existing rate of insurance, or any other losses or damages incurred by the Landlord, as a result of Tenant's failure to comply with the requirements of the preceding sentence. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance, or other act or thing which may injure, annoy, or disturb the quiet enjoyment of any occupant of neighboring properties. Tenant shall not place or knowingly cause to be placed: (i) any harmful materials in the drainage system of the Premises, or (ii) any loads upon the floors, walls, ceilings or roof which might endanger the structure nor overload any electrical, mechanical, or other systems in excess of the design capacity. No waste materials or refuse shall be dumped upon or permitted to remain in or on any part of the Premises (inside or outside) except in regularly used trash containers in conformity with applicable regulations. No materials or articles of any nature shall be stored in or on or permitted to remain in or on or outside any portion of the Premises. No loudspeaker or other device, system, or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant covenants and agrees that no diminution of light, air or view by any structure which may be hereafter erected, whether or not by Landlord, or use of the Premises by any other occupants or use of neighboring building or areas by others shall in any way affect this Lease, entitle Tenant to any reduction of Rent hereunder, or result in any liability of Landlord to Tenant.

     4.2. Hazardous Materials. "Hazardous Materials" means any hazardous or toxic

                                       4.

substance, material or waste, the storage, use, or disposition of which is or becomes regulated by any local governmental authority, the State of California or the United States government. "Hazardous Materials" includes, without limitation, any material or hazardous waste under Section 255115, 25117 or 25122.7, or listed pursuant to Section 25140 of the California Health and Safety code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "hazardous substance" under Section 25136 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Preseley-Tanner Hazardous Substance Account Act, (iii) defined as a "hazardous material," "hazardous substance," or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as "hazardous substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) listed under
Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20,
(viii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ix) defined as "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (x) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601) or (xi) listed or defined as "hazardous waste", "hazardous substance", or other similar designation by any regulatory scheme or the State of California or the United States Government. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, stored, generated or recycled in or about the Premises by Tenant, its agents, employees, contractors, or invitees, excepting Tenant's right to store and use household cleaning products in household quantities, provided such products are used, stored and disposed of in accordance with all applicable codes. Subject to Tenant escort and during normal business hours following 24 hour notice (except in case of emergency), Tenant shall grant unrestricted access to Landlord's safety inspection representative within the Premises to verify Tenant compliance.

     4.3. Release of Hazardous Materials. If Tenant or Landlord knows or has reason to believe that any release of Hazardous Material has resulted or will result in the contamination of the Premises or the underlying or surrounding property, whether by Tenant, Landlord or a third party, either party shall, as soon as practicable, give written notice of that condition to the other party. In such event, Landlord may cause tests to be performed, including wells to be installed thereon, and may cause the surface water, ground water or soil to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results, free of charge. The cost of such tests or the installation, maintenance, repair and replacement of such wells shall, in the first instance, be at the cost of Landlord. To the extent the cause of the contamination can reasonably be attributed to both parties, the costs referred to in this Article 4 shall be reallocated according to the relative contribution to such contamination by each party. If it is determined that Tenant caused such contamination, Tenant shall reimburse Landlord for the costs paid by Landlord.

                                       5.

     4.4. Indemnity by Tenant. Tenant shall defend, indemnify and hold harmless Landlord and its Affiliates and their respective directors, officers, shareholders, employees, successors, assigns and agents from and against any and all causes of action, claims, judgment, damages, penalties, fines cost (including those associated with any investigation, removal, clean-up, government oversight and restoration work and materials required to return the Premises and/or the underlying or surrounding property to its condition existing prior to any contamination of the premises and/or the underlying or surrounding property), liabilities and losses (including, without limitation, attorney's fees, consultants fees, and expert fees arising out of, resulting from, or in connection with the generation, use, storage, management, recycling, or disposal of Hazardous Materials in or about the Premises by Tenant, its agents, contractors, employees or invitees during the Term. If Tenant has a duty to defend Landlord under this Section, Landlord may, at its election, participate with Tenant in discussions and negotiations with other parties concerning the matters affecting the Premises that activated such duty.

     4.5. Indemnity by Landlord. Reciprocally, Landlord shall defend, indemnify, hold harmless Tenant and its officers, directors, shareholders, employees, successors, assigns and agents from and against any and all causes of action, claims, judgment, damages, penalties, fines, costs (including those associated with any investigation, removal, clean-up, government oversight and restoration work and materials required to return the Premises and/or the underlying or surrounding property to its condition existing prior to any contamination of the premises and/or the underlying or surrounding property), liability and losses (including, without limitation, attorney's fees, consultant fees, and expert fees arising out of, resulting from, or in connection with (i) any existing contamination in, on or under the Premises, Building or Site, or
(ii) the generation, use, storage, management, recycling, or disposal of Hazardous Materials in or about the Premises, Building or Site by the Landlord, its agents, contractors, employees or invitees prior to or during the Term. If Landlord has a duty to defend Tenant under this Section, Tenant may, at its election, participate with Landlord in discussions and negotiations with other parties concerning the matters affecting the Premises that activated such duty.

     4.6. Survival of Rights and Obligations. The termination of this Lease shall not terminate the parties' rights and obligations under this Article 4 and the parties expressly agree that the provisions contained herein shall survive the termination of Tenant's leasehold estate. The provisions of this Article 4 are for the benefit of Landlord and Tenant and shall not be construed to be for the benefit of any other person or occupant of the Premises.

     4.7. Reciprocal Representation and Warranty Regarding Knowledge of Soil or Groundwater Contamination. The parties represent and warrant to each other that they have no knowledge of soil or groundwater contamination on or under Premises at the time of execution hereof.


5.   Taxes And Assessments

                                       6.

     5.1. Tenant Responsibility. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed upon or against Tenant's fixtures, equipment, furnishings, furniture, appliances and personal property installed or located on or within the Premises. Tenant shall cause said fixtures, equipment, furnishings, furniture, appliances and personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes reasonably attributable to Tenant within twenty (20) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

     5.2. Real Property Taxes. All Real Property Taxes shall be paid by Landlord. However, the portion of the Real Property Taxes that are assessed on the parcels where improvements made by Tenant are located (which parcel numbers are set out in Exhibit D) at the 3401 Hillview Avenue address, shall be billed by Landlord to Tenant, and Tenant shall pay such portion of the Real Property Taxes to Landlord as are reasonably and fairly allocable to Tenant's improvements no later than thirty (30) days after receipt from Landlord of the Real Property Tax bill from the taxing governmental authority. The term "Real Property Taxes," as used herein, shall mean and include: (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including without limitation, all installments of principal and interest required to pay any general or special assessments for public improvements) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy, or use of all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed by the Tenant) or Landlord's interest therein; any improvements located within the Premises (regardless of ownership) constructed by Tenant; the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; and landscaping areas, walkways, parking areas, public utilities, or energy within the Premises; and (ii) all costs and fees (including reasonable attorneys' fees) incurred by Landlord or Tenant in reasonably contesting any Real Property Tax attributable to the parcel(s) on which the Building is located and in negotiating with public authorities as to any Real Property Tax attributable to the parcel(s) on which the Building is located. Tenant shall not be obligated to pay (a) any state, local, federal or corporate income tax measured by the income of Landlord from all sources; (b) any franchise, succession or transfer taxes; (c) interest on taxes or penalties resulting from Landlord's failure to pay taxes in a timely manner; (d) any increases in taxes attributable to additional improvements to the Building or parking areas unless such improvements to the Building or parking areas are for Tenant's benefit; (e) any increases in taxes attributable to the sale, transfer, exchange or other disposition of Landlord's interest in the Building.

6.   Indemnity And Insurance

                                       7.

     6.1. Indemnity. Except as set forth in Article 4, of this Lease, Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and its Affiliates and their respective directors, officers, agents, employees, successors and assigns (the "Landlord Indemnitees") harmless from and against any and all demands, claims, causes of action, judgments, obligations or liabilities, and all reasonable expenses incurred in investigating or resisting the same (including without limitation reasonable attorneys' fees), on account of, relating to or arising out of, the condition excepting pre-existing condition, use or occupancy of the Premises by Tenant, its agents, contractors, employees or invitees. The foregoing indemnification obligation shall not apply to the extent that such claim is (i) the result of, or caused by Landlord's default of failure to fulfill Landlord's obligations pursuant to this Lease, or (ii) caused by the active negligence or willful misconduct of the Landlord or Landlord Indemnitees. This Lease is made on the express condition that Landlord shall not be liable for, or suffer loss by reason of, injury to person or damage to property, from whatever cause, in any way connected with the condition, use or occupancy of the Premises specifically including, without limitation, any liability for injury to persons or damage to property of Tenant, its agents, officers, employees, successors, assigns and invitees, and Tenant hereby expressly waives and releases the Landlord Indemnitees from liability for same, except for such which arises from the active negligence or willful misconduct of the Landlord or Landlord's Indemnitees. Nothing contained in this Section 6.1 shall be deemed (i) to obligate Tenant to indemnify and hold Landlord or Landlord's Indemnitees harmless from defect in the design, workmanship or materials of the Building, except for the design, workmanship or materials for which Tenant is responsible, if any or (ii) be a waiver by Tenant of any claims or causes of action Tenant may have against Landlord or Landlord's Indemnitees for liability caused by the active negligence or willful misconduct of the Landlord or Landlord's Indemnitees. Landlord shall indemnify and save Tenant harmless from and against any material and reasonable loss, cost or expense incurred by Tenant as a result of the sole negligence or willful misconduct of Landlord or Landlord's Indemnitees; notwithstanding anything contained elsewhere herein in this Section 6.1, neither party shall be liable for any special, incidental, or consequential damages hereunder.

     6.2. Liability and Worker's Compensation Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the Term a policy of Worker's Compensation Insurance and a policy of comprehensive public liability insurance insuring Tenant against any liability arising out of the condition, use or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Landlord of not less than $2,000,000 for bodily injury or death as a result of any one occurrence, and $1,000,000 for damage to property as a result of any one occurrence. The insurance shall be with companies authorized to do business in the State of California and companies of Best's Rating Guide of A- IX or better and approved by Landlord. Tenant shall deliver to Landlord prior to possession, a certificate of insurance evidencing the existence of the policy required hereunder, and such certificate shall certify that the policy (i) covers Landlord as an additional insured; (ii) shall not be canceled or altered without thirty (30) days prior written notice to Landlord; (iii) insures performance of the indemnity set forth in Section 6.1; and (iv) the coverage is primary and any coverage by Landlord is in excess thereto.

                                       8.

     6.3. Landlord Self-Insurance. Landlord shall, at all times during the Term, maintain in effect a program of public liability self insurance and risk retention, protecting Landlord and Tenant and insuring against liability (including bodily injury or property damage) arising on or about the Premises with limits which are equal to Tenant's insurance obligations set forth above. Such insurance costs - included in the Basic Rent described in Article 3.

     6.4. Insurance of Personal Property, Fixtures and Equipment. Tenant shall at all times during the Term, at its cost and expense, maintain in effect policies of insurance covering its personal property, inventory, alterations, fixtures and equipment located on the Premises providing protection against any peril included within the classification "Fire and Extended Coverage," together with insurance against sprinkler leakage, vandalism and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the alterations, fixtures and repair or replace such alterations, fixtures and Premises-related equipment so insured, should Tenant elect, in its sole discretion, repair or replace such alterations, fixtures and equipment.

     6.5. Property Insurance. Landlord shall obtain and keep in force during the Term a policy or policies of insurance coverage including fire, extended coverage, sprinkler leakage, vandalism and malicious mischief, for loss or damage to the Premises, in the amount of the full replacement value thereof. Such insurance costs are included in the Basic Rent described in Article 3.
Said insurance shall also include (i) reasonable amounts of coverage for enforcement of any law or ordinance regulating reconstruction or replacement for any reason whatsoever and (ii) an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation and inflation guard protection.

     6.6. Waiver of Subrogation. Landlord and Tenant hereby waive any right that each may have against the other on account of any loss or damage or occasion to Landlord or Tenant, their respective property, the Building or Premises or their contents, arising from any risk covered by the insurance required hereunder. The parties each on behalf of their respective insurance entities insuring the property of either Landlord or Tenant against any such loss, waive any right of subrogation that the parties or their respective insurance companies or entity may have against the other party or the other party's insurance company or entities. The Landlord and Tenant agree to obtain such a subrogation waiver from their respective insurance carriers or entities and deliver a copy to the other.

     6.7. Allocation. Landlord shall fairly allocate Landlord's insurance costs that are attributable and beneficial to Tenant or the Premises on a pro-rata basis between Landlord and Tenant, and among Tenant and any other tenants.

7.   Operation, Management, Services And Utilities

     7.1. Operation and Management.

                                       9.

          7.1.1 Grounds and Exterior Building Maintenance. All expenses of operation, management and maintenance service and repair of a) site improvements and grounds about the Premises, including landscape and irrigation, parking areas and walks, site lighting, and b) all exterior building maintenance and repairs, including exterior glass washing performed twice per year shall be at Landlord's sole cost and expense and performed as part of the Base Rent except where such repairs may be necessary due to damage or misuse by Tenant, excepting normal wear and tear, or damage due to casualty or condemnation.

          7.1.2 Interior Building Maintenance by Landlord. Landlord shall operate, manage, and maintain all service and repairs for plumbing, general lighting excluding Tenant's specialty fixtures, HVAC equipment and temperature controls which are dedicated to Tenant equipment. Excluding any damage not caused by normal wear and tear, casualty or condemnation which Landlord has reasonably determined to be caused by Tenant or Tenant's guests, such Interior Building Maintenance shall be at Landlord's sole cost and expense and performed as part of the Base Rent.

          7.1.3 Interior Building Maintenance by Tenant. Tenant shall operate, manage, and maintain all service and repair to tenant improvements, including all (a) Tenant damage of walls, floors, ceilings, fixtures, systems, and exposed finishes; (b) Tenant specialty devices, (c) Tenant trade fixtures and equipment, including data/telecommunications systems, cabling, and devices; (d) Landlord approved interior modifications, alterations and/or changes; (e) interior plant care; (f) custodial cleaning and interior window washing, (g) carpet cleaning to be performed once during the Term and once at the end of the Term, (h) dedicated air conditioning equipment, (i) security access equipment and devices, and cameras if such have been installed by the Tenant and signal lines, (j) door locks and hardware, (k) Tenant signs, (l) and Tenant furnishings and artwork. Nothing contained herein shall be construed to require Landlord to install improvements, except as set forth in Paragraph 9.1.

     7.2  Utilities

          7.2.1 Basic Utility Service & Usage. Landlord shall operate, manage, service, repair or cause to be repaired, all utility distribution systems including water, gas, power, sanitary sewer, storm drains, and designated trash enclosures. Landlord shall bear the expense for Tenant's normal use of utilities and utility systems as part of the Basic Rent, except where damage may be caused by Tenant, excepting normal wear and tear, in which case such repairs shall be performed by Landlord and borne by Tenant as Tenant Operating Expense, due and payable as set forth under Paragraph 3.2.1.

Tenant's basic utility consumption associated with normal business hour usage shall be borne by the Landlord as part of the Basic Rent. Such basic utility consumption is defined as the average building energy allowance ("Average Building Energy Allowance"), and is computed to be $.18/SF/Month over the Term,
                                                   -------------
on the basis of $.051 per KWHR, the utility rate charged by the
                --------------

                                      10.

City of Palo Alto without mark-up. In the event that the City of Palo Alto utility rate increases during the period of the Term, Landlord reserves the right to assess such additional increase to Tenant. The Average Building Energy Allowance is established from the building average utility usage derived from the occupied building areas over the previous 12 month period prior to Commencement.

          7.2.2 Excess Utility Usage. Tenant shall use its best efforts to conduct and manage its business operations within the Average Building Energy Allowance set forth in 7.2.1, however, Tenant shall pay Landlord for all excess utility consumption exceeding that amount. Such charges for Excess Utility Usage will be assessed as set forth in Paragraph 3.2.1, or on a more frequent basis if Tenant's Excess Utility Usage exceeds the Average Building Energy Allowance by 10% over any six month period. Landlord shall compute such Excess Utility Charge on the basis of the amount of Tenant's total energy consumption in excess of the Average Building Energy Allowance applied to the area of the Premises for that cumulative period.

          7.2.3 Utility Service Interruption. Landlord shall exercise best efforts to maintain in a state of uninterrupted operation, the HVAC central plant serving the Building and Building electrical utility service systems during the Term, however, if continuous interruption caused by failure of the Landlord operated systems (except tele-communications ) systems maintained by Tenant) continues for more than ten days, Tenant shall have the right to abate rent in proportion to the Tenant business interference as reasonably negotiated in good faith between the parties and for such length of time as such interruption materially interferes with Tenant's business operations. Landlord reserves the right to make periodic (at least annual) central plant equipment shut downs to perform scheduled preventative service maintenance, where Landlord agrees to coordinate such maintenance in advance with Tenant, and Landlord shall make all reasonable efforts to schedule such service on weekends, off-hours, general holidays, or between Christmas and New Years (excepting emergency events) to minimize disruption to Tenant's business. Landlord shall not be liable for any interruption caused by utility system failure or other services to the Premises during the Term, unless caused by Landlord's active negligence or willful misconduct (or it's agents, contractors or employees), and only to the extent of rent abatement for the period of interruption. If an electrical utility service interruption occurs which: (i) was caused solely by Landlord; and (ii) significantly limits Tenant's ability to conduct business operations; and (iii) persists continuously for a period of forty five (45) days, then Tenant shall have the right to terminate this Lease.

     7.3  Security Access

          7.3.1 Tenant Rekeying. Tenant shall rekey all interior and exterior locks with new key cores and remove all such key cores at the end of the Lease. Tenant may install at it's sole expense a dedicated card key system or similar secured access system to the perimeter doors of Tenant's dedicated Premises. Such system shall be removed at the end of the Lease.

          7.3.2 Common Access Security. Tenant agrees to coordinate and share master keys with

                                      11.

the upstairs tenant for access through the common lobby and common rear vestibule. Tenant may install a card access device to the exterior common entrance doors at Tenant's expense, so long as such access is agreed to be shared with the tenant upstairs without restriction.

          7.3.3 Landlord Emergency Access. Landlord maintains a master access agreement with the City of Palo Alto Fire and Police Departments as part of a site wide coordinated emergency access response program. Tenant shall provide Landlord with master keys and/or security card for Landlord's Emergency access to the Premises 24 hours a day, every day of the year. Landlord reserves the right to make emergency access to the Premises to facilitate or verify occupant evacuations during or as a result of fire, flood, earthquake, or similar life threatening circumstances. Landlord reserves the right to make unscheduled entry into the Premises for purposes of emergency maintenance repairs to building systems or Tenant's specialty equipment as may be necessary to prevent property damage or personal injury to others.

          7.3.4 Landlord Maintenance Access. Landlord or Landlord's authorized contractors or service agents shall rely on Tenant representatives to provide access to the Premises during normal business hours, or during pre-scheduled "after hours" with Tenant's permission in order to perform maintenance repairs or service.

8.   Acceptance Of The Premises And Covenant To Surrender

     8.1. Commencement Condition. Landlord shall clean the Premises, patch and paint all existing wall surfaces and otherwise deliver the Premises in a broom clean condition. All building and lighting systems serving the Premises shall be operational and in good condition and repair on the Commencement Date. Landlord shall be solely responsible for any cost related to the installation of the initial phone lines to the Premises, however, Landlord shall not warrant their performance and Tenant shall have responsibility for all maintenance service and repair thereafter throughout the Term.

     8.2. Punch List. A walkthrough punch list ("Punch List") prepared by the parties prior to Commencement Date will be used to identify any major items not commensurate with a good beginning of occupancy status. Excepting the Punch List, Tenant accepts the Premises as being in good order, condition and repair, without representation or warranty by Landlord as to the condition of the Premises or as to the use or occupancy which may be made thereof, except as expressly contained herein.

     8.3. Surrender Condition. Tenant agrees on the last day of the Term, or on sooner termination of this Lease, to surrender the Premises, at Landlord's election, either: (i) restored to their original condition, excepting normal wear and tear and damage due to casualty or condemnation, in accordance with the requirements set forth in this Agreement or (ii) together with all alterations, additions and improvements which may have been made in, to, or on the

                                      12.

Premises by Landlord or Tenant (and which have been approved by Landlord to remain on the Premises at the time of providing Landlord's consent), unto Landlord in good order, condition and repair, excepting for events of casualty or such wear and tear as would be normal for the period of Tenant's occupancy and subject to minor punch list items, provided such punch list items are resolved by Tenant within ten (10) days after written notice by Landlord to do the same. Tenant further agrees that at the end of the Term or sooner termination of this Lease, Tenant at its sole expense, shall:

          8.3.1. remove or have removed all Hazardous Materials from the Premises that are caused by Tenant's employees, agents, contractors and invitees. If such Hazardous Materials are not removed, then Tenant shall indemnify and hold Landlord harmless from and against the costs of removal and disposal by Landlord and against all loss or liability resulting from the presence of Hazardous Materials on the Premises; and

          8.3.2. remove all its personal property and trade fixtures from the Premises in a manner that is reasonable and acceptable to Landlord; and

          8.3.3. Tenant shall restore, in a manner to the reasonable satisfaction of Landlord unless otherwise agreed by the parties, all exposed walls, ceilings, floor finishes, surfaces and utility and building systems where such removal of personal property or trade fixtures may directly or indirectly cause damage to the Premises. Notwithstanding anything to the contrary contained herein, a) Tenant shall not be required to remove (I) any of the initial tenant improvements constructed by or on behalf of Tenant, which have been approved by Landlord, and ii) any alterations or additions for which Tenant has obtained Landlord's consent unless Landlord has indicated, at the time of granting such consent, that such removal will be required; and b) Tenant shall be entitled to remove portions of improvements, additions, and alterations stipulated in Paragraph 8.3.2, provided tenant repairs any damage caused by such removal.

     8.4. Removal by Tenant. If Tenant's personal property or trade fixtures are not removed, and the Premises are not restored to the condition at the Commencement Date, excepting (i) ordinary wear and tear and (ii) events of casualty, then Tenant shall indemnify and hold Landlord harmless from and against the reasonable costs of removal and restoration incurred by Landlord as a result thereof. If after ten (10) days following written notice from Landlord all said property has not been removed, then it shall be deemed to be abandoned by Tenant and title shall thereupon pass to Landlord without compensation to Tenant, however, Landlord may elect to begin physical removal of said property on the day following expiration as provided herein and use reasonable efforts to safeguard said property and in such event, Landlord, its agents and contractors shall not be liable to Tenant for any damage subjected to said personal property as a result of removal, handling, or storage.

     8.5. Removal by Landlord. Subject to Section 8.4, Landlord may, upon termination of this Lease, remove, store and/or sell all moveable personal property and trade fixtures so

                                      13.

abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease and Landlord does not exercise any of its rights pursuant to Section 8.4 of this Lease, then Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding occupant arising out of such delay, provided that such claims shall total no more than two hundred thousand dollars ($200,000) per month of delay in surrendering the Premises.

     8.6. Acceptance by Landlord. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the demised Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the demised Premises, or otherwise, by Tenant prior to the expiration of the Term hereof, and such acceptance for the surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord with a punch list attached which shall obligate Tenant to resolve within ten (10) days after such written notice. After the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within fifteen (15) days after written demand from Landlord to Tenant, any quitclaim deed or other document reasonably required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

     8.7. Tenant Surrender. Should Tenant fail to surrender the Premises as required hereunder, Tenant shall reimburse Landlord for any and all reasonable costs incurred by Landlord in connection with restoring the Premises less normal wear and tear and damage due to casualty or condemnation to their original condition and such reimbursement shall be due and owing at Landlord's election on demand unless otherwise provided in herein.-


9.   Repair And Maintenance

     9.1. Landlord Obligations. Subject to the provisions of Article 14, Landlord shall keep and maintain the roof, paving, structural elements, landscaping, irrigation, and exterior walls of the building in good order and repair and all common Building and Site areas. Landlord shall manage the building utility systems unless dedicated to Tenant's exclusive use. Landlord shall b e responsible for City-mandated ADA costs associated with the exterior areas of the Premises. Notwithstanding anything other than Sections 10.1 and
8.1 in this Lease to the contrary, Landlord shall have no obligation to alter, remodel, improve, decorate, the Premises or any part thereof, except Landlord shall provide to Tenant a recarpeting allowance including new top set base up to but not to exceed twenty-five dollars ($25.00) per square yard of floor area currently carpeted, amounting to a total maximum of $55,100.

     9.2. Tenant Obligations. Tenant shall be responsible for and shall undertake the design and construction of any Tenant improvements, subject to
                                         ---
Landlord's consent. "Tenant

                                      14.

Improvements" means all work necessary to augment the base building and includes finished ceilings, walls, floor surfaces, HVAC distribution, lighting, electrical distribution, fire protections systems, cabling, security systems, distributed and centralized conference areas, secretarial, reception area work stations, satellite kitchens, and other areas necessary for the operation of an internet service provider. Tenant shall, at its sole cost, keep and maintain the interior of Premises, in a condition of proper cleanliness and good working order. Tenant shall be responsible without limitation for repairs necessitated by Tenant's negligence or failure to properly safeguard and maintain such areas. Tenant shall be responsible for all City-mandated ADA costs associated with the interior of the Premises that are triggered by Tenant's alterations or improvements. Tenant shall have sole responsibility to manage and limit its equipment and property placement within the structural design load limits of the Premises according to the specific placement. Should Tenant fail to maintain the Premises as required of Tenant in this Lease, forthwith upon written notice from Landlord, Landlord, in addition to all other remedies available hereunder or by law, and without waiving any alternative remedies, may make the same, and in that event, Tenant shall reimburse Landlord for the actual and reasonable cost of such maintenance or repairs, at Landlord's election on demand or on the next date upon which Basic Rent is due.

     9.3. Exclusions to Tenant Obligations. Tenant's obligation to repair shall not extend to (1) damage and repairs as may be covered under Section 6 herein,
(2) damage caused by any defects in the design, construction or materials of the Building including the Premises other than design, construction, or materials that were Tenant's responsibility, (3) damage caused by the active negligence or willful misconduct of Landlord, its employees, agents, invitees or licensees,
(4) repairs reimbursed pursuant to the definition of reimbursable Operating Expenses, (5) damage due to fire, earthquake, acts of god, the elements, or other casualty; and (6) damage to the interior of the Premises resulting from causes outside the Premises. Tenant shall not be obligated to pay for capital expenditures of the roof system, or the exterior cladding and glazing systems.

     9.4. Compliance with Regulations. Tenant shall have sole responsibility for compliance with all regulatory requirements governing the management and timely reporting of the quality and quantity of discharges from all facility utility systems from the Premises.

10.  Alterations And Additions

     10.1. Regulatory Modifications. Landlord shall be responsible for performing all modifications required on the exterior of the Premises including the exterior entrances and exits, by the City of Palo Alto pursuant to the Americans with Disabilities Act and Title 24 as may be required as part of the approved initial construction and bringing the Premises on the Commencement Date into compliance with all applicable local, state and federal regulations and codes as interpreted and required by the City of Palo Alto on Commencement Date. Tenant shall be responsible for performing all modifications required by the City of Palo Alto pursuant to the American Disabilities Act and Title 24 as may be required for interior modifications, alterations or improvements, as approved by Landlord.

                                      15.

     10.2. Landlord Approval. Tenant shall not make, or suffer to be made, any alterations, improvements or additions in, on, or about, or to the Premises or any part thereof without the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Subject to this Section 10.2, Landlord conceptually approves Tenant's significant augmentation of the network room and network cabling in the Premises. Tenant shall submit to Landlord two sets of design drawings for Landlord's review and approval prior to start of work. Landlord's consent shall be affixed or attached to one set of the drawings and returned to the Tenant. Said Landlord consent is not required for the physical attachment or utility hook-up of Tenant's personal property, fixtures, or equipment on the Premises, however, Tenant shall restore damaged surfaces following the removal of these items at the expiration of the Lease, nor is such Landlord consent required for routine repairs to the Premises' utility systems provided they do not compromise the performance of such systems and meet established practices and code requirements. If Landlord consents to Tenant's making any alterations, improvements, or additions, Tenant shall be responsible for notifying Landlord at least (3) business days before work can begin for Landlord to post notice of non- responsibility, which shall remain posted until completion of the alterations, additions or improvements. If any alteration, addition or change requested by Tenant and approved by Landlord results in a requirement of any law, regulation, ordinance, order of any public agency, Tenant, at its sole cost and expense, shall promptly make the same in accordance with the provisions of this Article 10, except in the case of such an alteration, et al being required in the absence of any Tenant alteration during the Term, in which case Landlord shall be solely responsible for making the required alteration. At the completion of an alteration or addition, Tenant shall submit to Landlord's Palo Alto engineering department a complete record "as-built" set of blue print drawings which accurately depict the new conditions together with any concealed work.

     10.3. Exterior. No exterior building modifications will be allowed to the Premises except as may be required to keep building and lighting systems in good condition and repair. All construction will be performed under a recorded notice of Landlord non-responsibility and only by contractors that agree to Landlord stipulated general construction conditions regarding site access and mobilization, material storage and handling, dust and noise control, trash disposal, minimum standards of safety, minimum building standard finishes, the proper use, handling and disposal of hazardous materials, and general reputation in the industry.

     10.4. Restoration. If Tenant requests that any alterations, improvements or additions be made, and Landlord in its reasonable judgment agrees to their implementation, Tenant shall perform same at Tenant's sole cost and expense. Landlord shall not require at the end of the Term the removal of improvements approved by Landlord as of the Commencement Date. Tenant shall also reimburse Landlord for the actual and reasonable costs of removing any other such alterations, improvements or additions at the termination of this Lease, and restoring the Premises to their original condition. Any alteration, addition or improvements to the Premises (except movable furniture, security and sound studio equipment, and trade fixtures not affixed to the Premises) shall become the property of Landlord upon expiration or termination of this Lease. Alterations and additions that are not to be deemed as trade fixtures shall include

                                      16.

heating, lighting, electrical systems, air conditioning, partitioning, electrical signs, laboratory casework, built-in laboratory equipment, carpeting, or any other installation that has become an integral part of the Premises.

     10.5. Restoration Exclusions. Tenant shall not be required to make (1) any structural changes nor shall Landlord approve of Tenant's request for any alterations, modifications, or improvements which may require any structural changes, (2) any changes which constitute capital expenditures, (3) any improvements or alterations which will remain as part of the Premises for the benefit of Landlord upon termination of this Lease in order to comply with any law, ordinance, rule or regulation or the recommendation of Landlord's fire insurance rating organization unless the same is required by Tenant's particular use of the Premises.

11.  Events Of Default

     The occurrence of any of one or more of the following events shall constitute a default hereunder by Tenant:

     11.1. Abandonment. The abandonment of the Premises by Tenant. Abandonment shall be defined as any absence by Tenant from the Premises for twenty (20) or more business days while in default of any of its obligations hereunder.

     11.2. Payment Breach. The failure by Tenant to make any payment of Rent, or other payment required to be made by Tenant hereunder, within three (3) business days after written notice from Landlord.

     11.3. Other Breach. The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant where such failure continues for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161; and provided further, that if the nature of Tenant's default is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion.

     11.4. Assignment or Subletting. An assignment or subletting of this Lease that is not permitted by Article 18.

12.  Remedies For Default

     12.1. Landlord Rights. If this Lease is breached by Tenant, Landlord has the option of (i) removing all persons and property from the Premises and repossessing the Premises, in which case any of Tenant's property which Landlord removes from the Premises may be stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, or (ii) allowing

                                      17.

Tenant to remain in full possession and control of the Premises. If Landlord chooses to repossess the Premises, the Lease will automatically terminate in accordance with the provisions of California Civil Code, Section 1951.2. If the Lease is so terminated, Landlord may recover from Tenant: (1) the worth at the time of award of the unpaid Rent which had been earned at the time of termination, including interest at the prime rate of the Chase Manhattan Bank , New York plus 1% at the time of award; (2) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rental loss that Tenant proves could have been reasonably avoided, including interest at the maximum rate an individual is permitted by law to charge; and (3) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rental loss that Tenant proves could be reasonably avoided. "The worth at the time of the award", as used in (1), (2) and (3) of this Article 12, is to be the amount equal to the base amount multiplied by the discount rate of the Federal Reserve Bank of San Francisco at the time of the award.

     12.2. Lease in Effect. If Landlord chooses not to repossess the Premises, but allows Tenant to remain in full possession and control of the Premises, in accordance with provisions of California Civil Code, Section 1951.4, Landlord may treat the Lease as being in full force and effect subject to all reasonable efforts to mitigate its damages, and may collect from Tenant all Rents as they become due through the termination date of the Lease, as specified in the Lease. For the purpose of this Article 12, the following do not constitute a termination of Tenant's right to possession:

            12.2.1. Reasonable acts of maintenance or preservation, or reasonable efforts to relet the Premises; or

            12.2.2. The appointment of a receiver on the initiative of Landlord to protect its interest under this Lease.

     12.3. Tenant Liability. Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Premises, including without limitation, brokers' commissions attributable to the remainder of the Term, removal of Tenant's trade fixtures and equipment and associated repairs, and like costs. Reletting can be for a period shorter or longer than the remainder of the Term. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the Rent Landlord receives from this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

     12.4. Relet. If Landlord elects to relet the Premises as provided in this Section, Rent that Landlord receives from reletting shall be applied to the payment of:

            12.4.1. First, any indebtedness from Tenant to Landlord other than Rent due

                                      18.

from Tenant;

            12.4.2. Second, all costs, including for maintenance, incurred by Landlord in reletting;

            12.4.3.  Third, Rent due and unpaid under this Lease.

     12.5. Proceeds. After deducting the payments referred to in this Article 12, any sum remaining from the Rent Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess Rent received by Landlord as a result of a default hereunder. If, on the date Rent is due under this Lease, the Rent received from reletting is less than Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs including for maintenance, Landlord incurred in reletting that remain after applying the Rent received from the reletting, as provided in this Article 12.

     12.6. Cure. At any time after Tenant commits a default, Landlord can cure the default at Tenant's sole reasonable cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due promptly from Tenant to Landlord at the time the sum is paid, and if paid at a later date, bear interest at the maximum rate set forth in Section 12.1 but in no event in excess of ten (10) per cent per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be deemed to be part of the Rent that is due and owing by Tenant to Landlord hereunder.

     12.7. Interest. Any Rent not paid when due shall bear interest at the rate set forth in Section 12.1 from the date due until paid, but in no event in excess of ten (10) per cent per annum.

13.  Destruction

     13.1. Landlord Options. If the Premises are destroyed in whole or in part from any cause, Landlord may, at its sole option:

            13.1.1. Rebuild or restore the Premises to their condition prior to the damage or destruction; or

            13.1.2. Terminate the Lease, provided Landlord terminates all other leases of the Building.

     13.2. Notice. Landlord shall give Tenant notice in writing sixty (60) days from the date of destruction of the Premises if such damage or destruction is or is not capable of repair within one hundred twenty (120) days of the date of notice, and of Landlord's election to either rebuild and restore the Premises, or to terminate this Lease. If Landlord fails to provide said notice within sixty (60) days following the date of destruction, or provides notice that such repairs shall exceed one

                                      19.

hundred twenty (120) days from the date of notice, then Tenant shall have the right to terminate this Lease. If Landlord gives Tenant written notice to rebuild or restore the Premises within sixty (60) days of the date of destruction, then Landlord agrees, at its expense, promptly to rebuild or restore the Premises to its condition prior to the damage or destruction. If Landlord does not complete the rebuilding or restoration within one hundred twenty (120) days following the date of notice to rebuild (such period of time to be extended a maximum of sixty (60) days for delays caused by any act or omission to act of Tenant or its agents, employees, contractors, invitees, or because of acts of God, acts of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the reasonable control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. All rent shall abate as of the date of destruction. Landlord's obligation to rebuild or restore shall not include restoration of Tenant's trade fixtures or equipment not comprising the Premises, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

     13.3. Civil Code. Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, and
Section 1933, Subdivision 4, of the California Civil Code.

     13.4. Destruction. If the Premises are damaged or destroyed to the extent of not less than thirty three and one third percent (33 1/3%) of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not.

     13.5. Damage At the End of Term. If there is a partial destruction of the Premises and/or Building within the final six (6) months of the Term, either Tenant or Landlord shall have the right to terminate this Lease by written notice to the other within fifteen (15) days after the date of such damage or destruction.

14.  Condemnation

If any part of the Premises, not including any portions of the parking or Site area which may be reasonably replaced by alternative parking within close proximity on the Site, shall be taken for any public or quasi-public use, under any statute or by right of eminent domain, or private purchase in lieu thereof, either Landlord or Tenant may terminate this Lease upon and within fifteen (15) days of the taking and the vesting of title in the condemnor or purchaser. If a part or all of the Premises is taken, all compensation awarded upon such taking shall go to Landlord, and Tenant shall have no claim thereto, except as set forth in this Article 14. Tenant shall have the right to separately petition and to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business, including without limitation the loss of goodwill by reason of any appropriation, and for or on account of any cost or loss to which Tenant might be put in removing and relocating Tenant's merchandise, furniture,

                                      20.

moveable trade fixtures, and equipment and the value of Tenant's leasehold interest in the Premises, tenant's improvements to the extent paid for by Tenant any alterations, additions, improvements or replacements made by or at the expense of the Tenant and any compensation by reason of the payment by Tenant of Basic Rent in excess of the Basic Rent payable by Tenant in this Lease in order to obtain alternate space. Each party waives the provisions of Code of Civil Procedure, Section 1265130, allowing either party to petition the Superior Court to terminate this Lease if there is a partial taking of the Premises. Nothing herein contained shall be deemed or construed to prevent Tenant from interposing and prosecuting in any condemnation proceedings a claim for the value of any fixtures or improvements installed in or made to the Premises by the Tenant, or for its costs of moving or loss of business by reason of such condemnation.

15.  Free From Liens

Tenant shall (a) pay for all labor and services performed or materials used by or furnished to Tenant, or any contractor employed by Tenant with respect to the Premises, (b) indemnify, defend and hold Landlord and the Premises harmless and free from any liens, claims, demands, encumbrances, or judgments created or suffered by reason of any labor or services performed or materials used by or furnished by Tenant or any contractor employed by Tenant with respect to the Premises, (c) give notice to Landlord in writing five (5) days prior to employing any laborer or contractor to perform services related, or receiving materials for use upon the Premises, and (d) post, on behalf of Landlord, a notice of non-responsibility in accordance with the statutory requirements of California Civil Code, Section 3094, or any amendment thereof. If an improvement bond with a public agency in connection with the above is required to be posted, Tenant agrees to include Landlord as an additional obligee.

16.  Compliance With Laws

Tenant shall at its own cost, comply with and observe all laws, regulations, ordinances, statutes, and other requirements of all municipal, county, state and federal authorities, as they now exist or may hereafter be enacted by legislative bodies having jurisdiction thereof, relating to the use, condition and occupancy of the Premises, subject to Section 10.4. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall not be responsible for capital expenditures related to (a) building structural modifications or (b) American Disabilities Act (ADA) interior alterations, excepting where Tenant employees may bring such action to cause said alterations to be undertaken, in compliance with laws, codes, ordinances or governmental directives not otherwise required elsewhere in this Lease.

17.  Subordination

Tenant agrees that this Lease shall, at the option of Landlord, be subjected and subordinated to any mortgage, deed of trust, or other instrument of security, which has been or shall be placed on the Premises, and this subordination is hereby made effective without any further act of Tenant or Landlord. Tenant shall, at any time hereinafter, within fifteen (15) days, execute any instruments, releases or other documents that may be reasonably required by a mortgagee,

                                      21.

mortgagor, or trustor, or beneficiary under any deed of trust, for the purpose of subjecting or subordinating this Lease to the lien of any such mortgage, deed of trust, or other instrument of security, provided that Tenant shall continue to have the rights covenanted and warranted to Tenant in Article 27. The subordination of this Lease to any future mortgages, deeds of trust or other security interests shall be subject to the following: (1) the holder of such lease or security interest shall have first agreed in writing that so long as Tenant is not is default, this Lease shall not be terminated by foreclosure or sale and (2) such subordination shall not otherwise restrict or limit the rights or increase the obligations of Tenant under this Lease. To the extent permitted under the Master Lease., Tenant's obligation to attorn to such ground lessor or mortgagee shall be conditioned on receipt of a reasonably satisfactory nondisturbance agreement and upon assumption by such ground lessor or mortgagee of Landlord's obligations under this Lease.

     17.1. Encumbrance. Subject to the foregoing, if this Lease is or becomes subordinate to any encumbrance now of record or encumbrance recorded after this date affecting the Premises, then Tenant agrees to attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. In such event, Tenant shall execute, at Landlord's or lender's request, such recognition and attornment agreement as lender and Tenant, at its option, may reasonably agree upon.

18.  Assignment And Subletting

     18.1. Assignment or Subletting. Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld, except as set forth below, delayed or conditioned, either voluntarily or by operation of law, sell, encumber, pledge or otherwise transfer all or any part of Tenant's leasehold estate hereunder or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees, or sublet the Premises or any portion thereof, except to an Affiliate of Tenant which Affiliated sublessee or assignee would not need Landlord's approval but would require the approval of Lessor. No more than two entities shall occupy the Premises at any time, whether or not such entity is Affiliated. The transfer, assignment or hypothecation of any stock or interest in Tenant in the aggregate in excess of twenty five percent (25%) shall be deemed an assignment within the meaning and provisions of this Section, unless such transfer, assignment or hypothecation is between or among Affiliates of Tenant. Notwithstanding the foregoing, a sale or transfer of the capital stock of Tenant shall be deemed a Landlord permitted transfer if (a) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant and in the sole opinion of Landlord, such transfer shall not create a conflict of business interest with respect to Landlord's own business operations, or (b) Tenant becomes a publically traded corporation. Except where otherwise provided in this Lease, Landlord shall have no right to any sums or other economic consideration in connection from any Landlord permitted transfer.

     18.2. Profit on Sublease. All profit that Tenant shall realize in the subletting of the Premises shall be paid to Landlord. "Profit" shall be computed after subtracting therefrom any and all costs and expenses incurred by Tenant in connection with such subleasing, including reasonable

                                      22.

improvement allowances, brokerage commissions and attorney's fees. Tenant shall give Landlord a copy of any sublease and shall remit to Landlord by the first of each calendar quarter any such profit due from such lease during the previous quarter.

     18.3. Notice to Landlord. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name of the proposed sublessee or assignee; (ii) the nature of the proposed sublessee's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment; and (iv) such reasonable financial information (to be treated in a confidential manner by Landlord) concerning the proposed assignee as Landlord may require. Landlord shall reasonably approve or reject, subject to Section 18.1, any such assignment or subletting by written notice to Tenant no later than fifteen (15) working days after Landlord's receipt of the foregoing information. Landlord also has the right, in its sole discretion, to retake the Premises if Tenant so requests Landlord consent to an assignment or subletting.

     18.4. Involuntary Assignment. No interest of Tenant in this Lease shall be assignable by operation of law. Without limiting the foregoing, each of the following acts shall be considered an involuntary assignment:

            18.4.1.  Transfer of this Lease by testacy or intestacy;

            18.4.2. If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt;

            18.4.3. The appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interests in this Lease, where possession is not restored to Tenant within sixty
(60) days; or

            18.4.4. The attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where seizure is not discharged within sixty (60) days.

An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

     18.5. Tenant to Reimburse for Expenses. Tenant agrees to reimburse Landlord upon demand for Landlord's reasonable costs and reasonable attorney's fees (without limitation) incurred in conjunction with the processing, investigation and documentation of any involuntary assignment.

19.  Insolvency Or Bankruptcy

Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or (b) a general assignment by Tenant for the benefit of creditors, or (c) any action

                                      23.

taken or suffered by Tenant under any insolvency or bankruptcy act shall constitute a breach of this Lease by Tenant. Upon the happening of any such event, this Lease shall terminate ten (10) days after written notice of termination from Landlord to Tenant. This section is to be applied consistent with applicable state and federal law in effect at the time such event occurs.

20.  Landlord Loan Or Sale

If Tenant shall require an estoppel certificate or similar document from Landlord, Landlord's estoppel shall be in the same form as applicable to Landlord, as Tenant must provide below. Tenant agrees, promptly following written request by Landlord, to (a) execute and deliver to Landlord any documents, including estoppel certificates presented to Tenant by Landlord, (i) certifying that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and (iii) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord, to be secured by deed of trust or mortgage covering the Premises or any part thereof, or a purchase of the Premises from Landlord, and (b) to deliver to Landlord "10-K" Annual Reports if such exists, filed with the Securities and Exchange Commission for the previous three (3) fiscal years. Tenant's failure to deliver an estoppel certificate within twenty (20) days following such request shall constitute a default under this Lease and shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord, and that there are no uncured defaults in Landlord's performance. Any such certificate shall contain language such that (1) all statements therein are made to Tenant's best knowledge and (2) nothing therein shall be deemed to be a waiver of any right or cause of action based on any fact of which Tenant has no knowledge due to Landlord's concealment of or failure to disclose such fact.

21.  Attorney's Fees

If, for any reason, any suit be initiated to enforce any provision of this Lease, the prevailing party shall be entitled to legal costs, expert witnesses expenses and reasonable attorney's fees as fixed by the Court.

22.  Notices

All notices to be given to Tenant may be given in writing, personally or by depositing the same in the United States mail, postage prepaid, and addressed to the Vice President of Finance of the Tenant at the address of the Premises for Tenant with a copy to the Legal Department, unless a different address has been given to the other in writing. Any notice, payment or document required or permitted by this Lease to be given to Landlord shall be addressed to Landlord at the address set forth below, or at such other address as either party may have specified by notice

                                      24.

delivered in accordance herewith:

Attn: Director of Site Services         Attn:
-------------------------------         ----------------------------
Palo Alto Site Engineering Division     ____________________________
Syntex (U.S.A.) Inc.                    ____________________________
3401 Hillview Avenue                    ____________________________
Palo Alto, California 94304-1397        ____________________________

with a copy to:                         with a copy to:
Attn: Legal Department                  Attn.:______________________
----------------------
Syntex (U.S.A.) Inc.                    ____________________________
3401 Hillview Avenue                    ____________________________
Palo Alto, CA 94304-1397                ____________________________

23.  Waiver

The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a future waiver of such term, covenant, or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

24.  Holding Over

Any holding over after the expiration of the Term and up to six months after such expiration shall be construed to be a tenancy from month-to-month (which in no event shall exceed a period of three (3) months) at a rental one and one and one-half or one hundred and twenty five (125%) per cent of the Basic Rent as set forth in Section 3.1. above, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

25.  Sale Or Transfer Of Premises

If Landlord sells or transfers all or any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this Lease but not such liability as accrued prior to such sale, including without limitation with respect to Section 4.2 of this Lease. If any deposit or prepaid Rent has been paid by Tenant, Landlord agrees to transfer the deposit or prepaid Rent to Landlord's successor other than any portion of the security deposit applied or retained to compensate Landlord for any loss or damage that Landlord may have suffered as a result of Tenant's default, and thereupon, Landlord shall be discharged from any further liability in reference thereto.

26.  Landlord's Right To Perform

Except as otherwise provided in this Lease, all terms, covenants and conditions of this Lease to

                                      25.

be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. If Tenant fails to pay any sum of money required to be paid by it hereunder or fails to perform or observe any other term hereunder on its part to be performed or observed beyond all applicable cure periods, Landlord may, at its option, without waiving or releasing Tenant from any obligation of Tenant hereunder, make any such payment or perform or observe any such other term or act on Tenant's part to be performed or observed. All sums so paid by Landlord and all reasonably necessary costs of such performance or observation by Landlord together with interest thereon from the date incurred at the rate of ten (10%) per cent per annum shall be paid by Tenant to Landlord, within fifteen (15) days of receipt of written demand, in which event Landlord shall have the same rights and remedies against Tenant as in the case of nonpayment of Rent hereunder.

27.  Quiet Enjoyment By Tenant, Non-Disturbance And Landlord's Right Of Entry

     27.1. Landlord's Covenant. Subject to Section 27.2, Landlord covenants and warrants that upon Tenant's paying the Rent and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed under this Lease:

            27.1.1. Tenant shall have, hold and enjoy the sole and exclusive use and enjoyment of the Premises during the Term without interference by Landlord and/or its representatives, and

            27.1.2. If the Premises are encumbered during the Term, If Landlord defaults under any encumbrance, the encumbrancer shall not have the contractual right to evict Tenant or reject this Lease.

     27.2. Landlord Entry. Landlord (and/or its representatives) shall have the right, at all reasonable times upon 24 hours' notice, to enter the Premises to post notices, inspect, repair, maintain, improve, or alter the Premises; and to erect scaffolding and other necessary structures in or near the Premises, and Tenant shall procure such access to the Premises for Landlord and its representatives. Landlord and any purchaser, lessee, or encumbrancer may enter the Premises, at all reasonable times with 24-hour notice, with respect to any existing or prospective sale, lease or encumbrance. Landlord shall also have the right to enter the Premises in those emergency situations which could involve potential injury to persons or loss of or damage to property. All of the above shall be without abatement of Rent and any such entry shall not be construed as a forcible or unlawful entry, or a detainer, or an actual or constructive eviction of Tenant from the Premises, except as otherwise agreed in this Lease.

28.  Signs

No sign, placard, picture, advertisement, name or notice shall be permanently inscribed, printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises or any interior windows or doors visible from common areas of the Premises without

                                      26.

the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed and Landlord shall have the right to remove the same without notice to and at the expense of Tenant. Tenant shall have the right to a quarter panel of shared monument signage at the first Hillview Avenue entrance to the Premises, south of Foothill Expressway, along with shared signage of a single non-Landlord Affiliated cotenant for the Premises, bearing the names or logos of Avid/Digidesign and one other tenant, subject to the approval of the Master Lessor's designee (Stanford Lands Management Company) and the City of Palo Alto. Under the same approval standards, Tenant shall also be allowed to have two smaller directional signs on site and an entrance sign at the north side of the building. Tenant is allowed to display a sign on or about front entrance to the Premises, subject to all applicable approvals and at Landlord's option upon expiration or other sooner termination of this Lease, Tenant shall at Tenant's sole cost both remove such signs, repair all damage caused thereby and restore the appearance of the Premises to its condition prior to the placement of said sign. All approved signs (or lettering on outside doors) shall be done at the expense of Tenant by a person qualified and reasonably approved of by Landlord. Any signs shall be according to government and Stanford regulation.

29.  Rules And Regulations

Such reasonable rules and regulations as may hereafter be adopted by Landlord for the safety, care and cleanliness of the Premises and the preservation of good order thereon, are hereby expressly made a part hereof, and Tenant agrees to obey all such rules and regulations.

30.  Miscellaneous

     30.1. Time is of the Essence. Time is of the essence of this Lease, and each and all of its provisions.

     30.2.  Assignment.  The term "assign" shall include the term "transfer."

     30.3. Severability. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remainder of this Lease.

     30.4. Equal Participation. All parties hereto have equally participated in the preparation of this Lease.

     30.5. Headings. The headings and title to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

     30.6. No other Representations. Landlord has made no representation(s) whatsoever to Tenant (express or implied) except as may be expressly stated in writing in this Lease document.

     30.7. Entire Agreement and Modification. This Lease document contains all of the agreement and conditions made between the parties hereto, and may not be modified orally or in

                                      27.

any other manner than by agreement in writing, signed by all of the parties hereto or their respective successors in interest.

     30.8. Non-exclusive Remedies. It is understood and agreed that the remedies herein given to Landlord shall be cumulative, and the exercise of any one remedy by Landlord shall not be to the exclusion of any other remedy.

     30.9. Successors. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall jointly and severally be liable hereunder.

     30.10. Presumptions. This Lease has been negotiated by the parties hereto and the language hereof shall not be construed for or against either party.

     30.11. Covenants and Conditions. All provisions, whether covenants or conditions, on the part of Landlord and Tenant shall be deemed to be both covenants and conditions.

     30.12. Governing Law. This Lease shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of California.

     30.13. Additional Representations. Landlord represents and warrants the following to Tenant as of the date of this Lease:

            30.13.1. There are no actions, suits, claims or arbitrations (including proceedings in eminent domain or purchase in lieu thereof) affecting any or all of Landlord's interest in the Premises.

            30.13.2. Landlord has not received notice from any governmental agency pertaining to the violation of any material law, order or regulation affecting Landlord's interest in the Premises, and Landlord has no knowledge that Tenant has received such notice.

            30.13.3. Landlord has no knowledge of (i) any leases, sublease, licenses, occupancies or tenancies in effect related to the Premises except as described herein, or (ii) any rights of first refusal or options to purchase its interest therein or with respect to the Premises.

            30.13.4. There exists no default or event which with notice or passage of time or both would constitute a default under the Master Lease on the part of the Lessor or Landlord, the Master Lease is in full force and effect and is unmodified or amended except as set forth herein, Landlord has paid all rent and other charges in amounts due under the Master Lease, and Landlord has no knowledge of any claims or defenses by Lessor against Landlord.

     30.14. Maintenance of Master Lease. Landlord agrees to maintain the Master Lease in full force and effect during the Term (and any extended term) of this Lease.

                                      28.

     30.15. Second Right of First Refusal. Tenant shall have the second right of first refusal (following Avid Technologies, Inc. right of first refusal) on approximately 20,000 square feet on the second floor of the Premises, conditioned upon Landlord's expansion needs. Rates on such additional property will be at current market rates negotiated in good faith by the parties at the time of exercise of the right.

     31. Brokerage Commissions. Landlord shall pay all brokerage commissions due on this Lease. Each party hereto represents and warrants that it has dealt with no other broker in connection with this Sublease and the transactions contemplated herein, except Cornish & Carey Commercial/ONCOR International.

                                      29.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the date first above written.


LANDLORD:                               TENANT:

SYNTEX (U.S.A.) INC.                    NOOSH, INC.


By:  /s/ David R. Austin                By:  /s/ Ofer Ben-Shachar
    _______________________________         _______________________________

Its:  Vice President                    Its:  President & CEO
     ______________________________          ______________________________

Date:  3/24/99                          Date:  3/19/99
      _____________________________           _____________________________


                                        GUARANTOR:

                                        OFER BEN-SHACHAR


                                        By:  /s/ Ofer Ben-Shachar
                                            _______________________________

                                        Its: ______________________________

                                        Date: _____________________________

                                      30.